EXHIBIT 3.3
AMENDED AND RESTATED BYLAWS
OF
LA-Z-BOY INCORPORATED
(as of June 13, 2008)
ARTICLE I
Name and Office
     Section 1. Name. The name of this corporation is La-Z-Boy Incorporated.
     Section 2. Registered Office. The principal and registered office of the corporation shall be located at 1284 North Telegraph Road, Monroe, Michigan.
     Section 3. Other Offices. The corporation may also have other offices for the transaction of business located at such places, both within and without the State of Michigan, as the Board of Directors may from time to time determine.
ARTICLE II
Capital Stock and Transfers
     Section 1. Share Certificates.
     (A) Required Signatures. Except for shares authorized to be issued without certificates pursuant to Section 2 of this Article II, the shares of the corporation shall be represented by certificates signed by the Chairman of the Board or the President or an Executive Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or is registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if the signer were still such officer, transfer agent or registrar at the date of the certificate’s issue.
     (B) Required Information. A certificate representing shares of the corporation shall state upon its face all of the following:
     (a) That the corporation is formed under the laws of this state.
     (b) The name of the person to whom issued.

     (c) The number and class of shares, and the designation of the series, if any, which the certificate represents.
     Section 2. Uncertificated Shares. The Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates. Any such authorization will not affect shares already represented by certificates until the certificates are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information that would have been required on certificates under the applicable provisions of the Michigan Business Corporation Act, as amended (the “Act”), if the shares had been represented by certificates.
     Section 3. Lien. The corporation shall have a first lien on all the shares of its capital stock, and upon all dividends declared upon the same for any indebtedness of the respective holders thereof to the corporation.
     Section 4. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares fully endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation. Upon delivery to the corporation or the transfer agent of the corporation of proper evidence of succession, assignment or authority to transfer shares not represented by certificates, the transaction shall be recorded upon the books of the corporation.
     Section 5. Replacement of Lost, Stolen or Destroyed Share Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, stolen or destroyed.
     Section 6. Transfer Agent and Registration. The Board of Directors may appoint a transfer agent and a registrar in the registration of transfers of its securities.
     Section 7. Rules of Issue and Transfer. The Board of Directors shall have power and authority to make all such rules and regulations as the board shall deem expedient regulating the issue, transfer and registration of shares in the corporation.

     Section 8. Registered Shareholders. The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan.
ARTICLE III
Shareholders and Meetings
     Section 1. Annual Meeting of Shareholders. The 1991 Annual Meeting of Shareholders was held August 5, 1991 and all subsequent Annual Meetings of Shareholders shall be held on the last Monday in July of each year, or at such other date as shall be designated by the Board of Directors and stated in the notice of the meeting. At said meeting the shareholders shall elect by a plurality vote the Directors to be elected at such meeting, and shall transact such other business as may properly be brought before the meeting.
     Section 2. Special Meetings of Shareholders. A special meeting of the shareholders for any purpose or purposes other than election of Directors may be called at any time and place by the Chairman of the Board, and in his absence, by the President; or by the Directors. It shall be the duty of the Directors, the Chairman of the Board, or the President to call such meeting whenever so requested in writing by shareholders owning, in the aggregate, at least seventy-five percent (75%) of the entire capital stock of the corporation entitled to vote at such special meeting. Such request shall state the purpose or purposes of the proposed meeting.
     Section 3. Notice of Meetings of Shareholders.
     (A) Mailing Notice. Notice of the time, date and place of all annual and special meetings shall be mailed by the Secretary to each shareholder entitled to vote at such meeting, except as otherwise provided in Section 3(B) of this Article III or in Section 7 of Article IX, not less than ten (10) days nor more than sixty (60) days before the date thereof. The business transacted at any special meeting of shareholders shall be limited to the purpose(s) stated in the notice.
     (B) Single Notice to Shareholders with Common Address. The corporation may give the notice required by Section 3(A) of this Article III (as well as any other written notice or other written report, statement, or communication it is required or permitted to provide to shareholders by the Act, the Articles of Incorporation, or these bylaws) to all shareholders who share a common address by delivering one copy of it to the common address if all of the following are met:

     (1) The corporation addresses the notice, report, statement, or communication to the shareholders who share the common address as a group, individually, or in any other form to which any of those shareholders have not objected.
     (2) At least 60 days before the first delivery of any delivery to a common address under this Section 3(B), the corporation gives notice to the shareholders who share that common address that it intends to provide only one copy of notices, reports, statements, or other communications to shareholders that share a common address.
     (3) The corporation has not received a written objection from any shareholder who shares a common address to deliveries under this Section 3(B) to that shareholder. If it receives such a written objection, the corporation within 30 days shall begin providing the objecting shareholder with separate copies of any notices, reports, statements, or communications to the shareholders, but the corporation may deliver one copy of the notices, reports, statements, or communications to all of the shareholders at that common address who have not objected.
As used in this Section 3(B), “address” means a street address, post office box, electronic mail address for electronic transmissions by electronic mail, or telephone facsimile number for electronic transmissions by facsimile.
     Section 4. Presiding Officer. The Chairman of the Board, or in his absence, the President, or in his absence such Vice President as the Board of Directors may designate, shall preside at any meeting of shareholders.
     Section 5. Vote of Shareholders; Proxies. At every such meeting each shareholder entitled to vote thereat may cast such vote or votes either in person, or by proxy, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. A shareholder may authorize one or more persons to act for him by proxy. All proxies shall be in writing by the shareholder or by his duly authorized agent or representative and shall be filed with the Secretary.
     Section 6. Quorum of Shareholders. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 7. Required Vote. If a quorum is present, the affirmative vote of the holders of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the Articles of Incorporation.
     Section 8. Removal. The shareholders shall have power by a majority vote at any such meeting, to remove any Director from office.
     Section 9. List of Shareholders Entitled to Vote. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof. The list shall:
     (a) Be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder.
     (b) Be produced at the time and place of the meeting.
     (c) Be subject to inspection by any shareholder during the whole time of the meeting.
     (d) Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.
     Section 10. Record Date for Determination of Shareholders. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the Board of Directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting. For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the Board of Directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than sixty (60) days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the Board of Directors relating to the corporate action is adopted.
     Section 11. Inspectors of Election. The Board of Directors may appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.
     Section 12. Notice of Shareholder Business and Nominations.
     The procedures set forth in this Section 12 are the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) at a meeting of shareholders.
     (A) Annual Meetings of Shareholders.
     (1) Any shareholder nomination of persons for election to the Board of Directors and any shareholder proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders by a shareholder of the Corporation who:
     (a) is a shareholder of record at the time of giving of notice provided for in this Section 12 and at the time of the annual meeting;
     (b) is entitled to vote at the meeting; and
     (c) complies with the notice procedures set forth in this Section 12 as to such business or nomination.
     (2) For any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 12(A)(1) of this Article III, the shareholder must have given timely notice thereof in writing to the

Secretary, and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice (whether given pursuant to this Section 12(A)(2) or Section 12(B) of this Article III) to the Secretary must:
     (a) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
     (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any;
     (ii) (A) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Company, (D) the extent to which the shareholder providing the notice, or any Associated Shareholder, has entered into any transaction or series of transactions, including hedging, short selling, borrowing shares, or lending shares, with the effect or intent to mitigate loss or manage the risks of changes in share price or to profit or share in profit from any decrease in share price, or to increase or decrease the voting power of such shareholder or any Associated Shareholders with respect to any shares of capital stock of the corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date); and
     (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
     (b) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth:
     (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business; and
     (ii) a description of all agreements, arrangements, and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;
     (c) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors:
     (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
     (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of that item and the nominee were a director or executive officer of such registrant; and
     (d) with respect to each nominee, include the completed and signed questionnaire required by Section 14 of Article IV.
     The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
     (3) Notwithstanding anything in the second sentence of Section 12(A)(2) of this Article III to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 12 will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
     (B) Special Meetings of Shareholders. Only such business may be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors will be elected at the meeting, by any shareholder of the Corporation who:
     (1) is a shareholder of record at the time of giving of notice provided for in this Section 12 and at the time of the special meeting;
     (2) is entitled to vote at the meeting; and

     (3) complies with the notice procedures set forth in this Section 12 as to such nomination.
     In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the same shareholder’s notice required by Section 12(A)(2) of this Article III with respect to any nomination (including the completed and signed questionnaire required by Section 14 of Article IV) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of the special meeting and not later than the close of business on the later of the 90th day prior to the date of the special meeting or, if the first public announcement of the date of the special meeting is less than 100 days prior to the date of the special meeting, the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at the meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.
     (C) General.
     (1) For purposes of this Section 12, “public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
     (2) For purposes of this Section 12, “Associated Shareholder” of any shareholder means any person controlling, directly or indirectly, or acting in concert with, such shareholder; any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder; and any person controlling, controlled by, or under common control with such shareholder.
     (3) In addition to complying with the requirements of this Section 12, a shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights:
     (a) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or
     (b) of the holders of any series of preferred stock if and to the extent provided for under law, the Articles of Incorporation or these bylaws.

ARTICLE IV
Directors
     Section 1. Number and Powers of Directors. The business and affairs of the corporation shall be managed by a Board of Directors. The number of Directors which shall constitute the whole Board shall be not less than eight (8) nor more than twelve (12). As of August 16, 2006, the Board consists of ten (10) directors. Thereafter, the number of Directors which shall constitute the Board of Directors shall be as determined from time to time by resolution of the Board of Directors. The Directors shall be elected at the annual meeting of the shareholders, as detailed hereinafter, and each Director shall serve until his successor shall have been elected and qualified. When acting as such, the Board of Directors may exercise all powers and do all such lawful acts and things (including, without limitation, the making of such adjustments in the number of Directors in any Director class or classes that may be determined by the Board to be necessary or appropriate in light of an increase or decrease in the total number of Directors specified in these bylaws) as are not by statute or by the Articles of Incorporation or these bylaws directed or required to be exercised or done by the shareholders.
     Section 2. Classification and Term of Office. The Directors shall be severally classified with the respect to the time for which they shall hold office by dividing them into three classifications, with the number of Directors in each class being as nearly equal as possible to the number of directors in each other class.
     Section 3. Regular Meetings of Board. Regular meetings of the Directors shall be held immediately after the adjournment of each annual shareholders’ meeting and may be held at such time and at such place as shall from time to time be determined by the Board.
     Section 4. Special Meetings of Board. Special meetings of the Board of Directors may be called by the Chairman, and, in his absence, by the President or any four members of the Board of Directors. By unanimous consent of the Directors, special meetings of the Board may be held without notice, at any time and place. The presence of a Director at a meeting shall constitute a Waiver of Notice except where the Director attends solely to protest the legality of the meeting.
     Section 5. Notice. Notice of all regular and special meetings, except those specified in the second sentence of Section 4 or in Section 7 of this article, shall be delivered in person, mailed, e-mailed, faxed, or sent by telegram to each Director, by the Secretary, at least one day previous to the time fixed for the meetings. All notices of special meetings shall state the purposes thereof.
     Section 6. Quorum and Required Vote. A majority of the Directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Articles of Incorporation. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, these bylaws, or by the Articles of Incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 7. Annual Meeting; Election of Officers. The Directors shall elect officers of the corporation, and fix their salaries; such elections to be held at the Directors’ meeting following each annual shareholders’ meeting. No notice of such meeting shall be necessary to any newly elected Director in order to legally constitute the meeting, provided a quorum shall be present. The Board of Directors also may elect other officers, and fix the salaries of such officers, at other times and from time to time as the Board may deem necessary or appropriate for transaction of the business of the corporation. Any officer may be removed at any time by a two-thirds vote of the full Board of Directors.
     Section 8. Vacancies. All vacancies occurring in the Board of Directors, whether caused by resignation, death, increase in the number of Directors constituting the whole Board or otherwise, may be filled by the affirmative vote of two-thirds of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office, except that where, due to the classification of Directors, the term of his predecessor in office would extend beyond the next annual shareholders’ meeting, at the time of filling the vacancy the Board may specify that his term will extend only until the next annual shareholders’ meeting and that at that meeting the shareholders will be asked to elect a Director (who may be the same Director) to serve for the balance of such term.
     Section 9. Directors’ Report. At each annual shareholders’ meeting the Directors shall submit a statement of the business done during the preceding year, together with a report of the general financial condition of the corporation, and of the condition of its tangible property.
     Section 10. Committees of Directors. The Board of Directors, by resolution passed by a majority of the whole Board, shall designate standing audit, compensation, and nominating and governance committees and may designate one or more other committees, each committee to consist of one or more of the Directors of the corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these bylaws, shall have and may exercise all of the power and authority of the Board of Directors in the management of the business and affairs of the corporation, but no such committee shall have the power or authority to amend the Articles of Incorporation (except that a committee may prescribe the relative rights and preferences of the shares of a series to the extent the Board of Directors has authority to do so), adopt an agreement of merger or share exchange, recommend to shareholders the sale, lease, or exchange of all or substantially all of the corporation’s property and assets, recommend to the shareholders the dissolution of the corporation or revocation of a dissolution, amend these bylaws, or fill vacancies in the Board, and unless a resolution of the Board of Directors, the Articles of Incorporation or these bylaws expressly so provides, no such committee shall have the power or authority to declare a distribution or dividend or to authorize the issuance of stock. Unless otherwise provided in a resolution of the Board of Directors, the Articles of Incorporation, or these bylaws, a committee may create one or more subcommittees consisting of one or more members of the committee, and the committee may delegate all or part of its power or authority to a subcommittee.
     Section 11. Compensation of Directors. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of them, shall have authority to fix the compensation of all Directors for services to the corporation as directors, officers, or otherwise.
     Section 12. Action by Written Consent. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.
     Section 13. Participation in Meeting by Telephone. By oral or written permission of a majority of the Board of Directors, a member of the Board of Directors or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.
     Section 14. Nomination of Director Candidates. Nomination of candidates for election as Directors of the Corporation at any meeting of shareholders called for election of Directors (an “Election Meeting”) may be made by the Board of Directors or by any shareholder entitled to vote at such Election Meeting but only in accordance with the procedure outlined herein.
     (a) Procedure for Nominations by the Board of Directors. Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of Directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books of the corporation as of the date made. At the request of the Secretary of the corporation each proposed nominee shall provide the corporation with such information concerning himself or herself as is required, under the rules of the Securities and Exchange Commission, to be included in the corporation’s proxy statement soliciting proxies for his or her election as a director.
     Any shareholder who wishes to recommend a director candidate for consideration for nomination by the Board of Directors must send the recommendation to the Secretary of the Corporation, who shall forward it to the Nominating and Governance Committee. The recommendation must include a description of the candidate’s qualifications for board service, the candidate’s consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the recommending shareholder and the candidate for more information. The deadline for the corporation’s receipt of such a recommendation shall be as follows: (1) if the recommendation is submitted for a regularly scheduled annual meeting of shareholders, the deadline shall be 120 calendar days before the date of the corporation’s proxy statement in connection with the previous year’s annual meeting, except that if the corporation did not hold an annual meeting in the previous year, or if the date of annual meeting for which the recommendation is submitted has been changed by more than 30 days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time (as determined by the Secretary of the corporation) before the corporation begins to print and mail its proxy materials; and (2) if the recommendation is submitted for a meeting other than a regularly scheduled annual meeting, the deadline shall be a reasonable time (as determined by the Secretary of the corporation) before the corporation begins to print and mail its proxy materials.
     (b) Procedure for Nominations by Shareholders. Nominations by shareholders may only be made by complying with the procedures set forth in Section 12 of Article III.
     (c) Questionnaires. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made, which questionnaire shall be provided by the Secretary upon written request.
     (d) Determination of Compliance with Procedures. If the Chairman of the Election Meeting determines that a nomination was not in accordance with the foregoing procedures, such nomination shall be void.

ARTICLE V
Officers
     Section 1. In General. The officers of this corporation shall include a Chairman of the Board, a President, a Secretary and a Treasurer, and may include a Vice Chairman of the Board, one or more Vice Presidents, Senior Vice Presidents or Executive Vice Presidents and such Assistant Secretaries and Treasurers or other officers as shall seem necessary or appropriate to the Board of Directors from time to time. None of said officers, except the Chairman of the Board, the President, and the Vice Chairman of the Board, need be a Director. Any of the aforementioned offices, except those of Chairman of the Board and President, of Chairman of the Board and Vice-Chairman of the Board, of President and Vice President or Executive Vice President, of Treasurer and Assistant Treasurer, or of Secretary and Assistant Secretary, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument or document in more than one capacity. As and whenever it determines the same to be appropriate, the Board of Directors may designate the President, an Executive Vice President, a Senior Vice President, a Vice President or the Treasurer as the Chief Financial Officer of the corporation, and any such officer so designated (while he continues to hold the office held at the time of such designation and until such designation is revoked or a different officer is so designated by the Board of Directors) may identify himself and execute instruments and other documents using the title of Chief Financial Officer.
     Section 2. Chairman of the Board. The Chairman of the Board shall be selected by, and from among the membership of, the Board of Directors. Except as otherwise indicated in these bylaws, the Chairman of the Board shall establish the agendas for, and preside at, all meetings of the shareholders and of the Board of Directors. He shall sign stock certificates as provided in Section 1 of Article II of these bylaws, and shall perform such other duties and functions as shall be assigned him from time to time by the Board of Directors. Except where by law the signature of the President of the corporation is required, the Chairman of the Board shall possess the same power and authority as the President to sign all certificates, contracts, instruments, papers, and documents of every conceivable kind and character whatsoever, in the name of and on behalf of the corporation, as may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board shall exercise all of the powers and discharge all of the duties of the President. In case of the absence or the disability of the Chairman of the Board, his duties shall be performed by the President, and in case of the President’s absence, by the Vice Chairman of the Board or, with respect to a shareholder meeting, by such Vice President, Senior Vice President or Executive Vice President as the Board of Directors may designate.

     Section 3. Vice Chairman of the Board. If the Board of Directors elects a Vice Chairman of the Board, he shall be selected from the membership of the Board of Directors. During the absence or disability of both the Chairman of the Board and the President, or while both such offices are vacant, he shall preside at all meetings of the Board of Directors. During the absence or disability of both the President and the Chairman of the Board, or while both such offices are vacant for any reason, the Vice Chairman of the Board shall have and may exercise any and all of the powers and duties of the President and of the Chairman of the Board. At all other times the Vice Chairman of the Board shall be responsible to the Chairman of the Board and through him (or during the absence or disability of the Chairman of the Board or while that office is vacant for any reason, directly) to the Board of Directors for the exercise, performance, and discharge of such powers, duties, and responsibilities as the Chairman of the Board or the Board of Directors shall see fit to vest in or delegate to him or which are vested in or imposed upon him by the bylaws.
     Section 4. President and Chief Executive Officer. The President shall be selected by and from among the membership of the Board of Directors. The President shall be (and may identify himself and execute instruments and other documents using the title of) the Chief Executive Officer of the corporation and shall, in general, supervise and manage the business affairs of the corporation, including but not limited to, by discharging all duties normally and customarily incident to the office of the President and Chief Executive Officer of a corporation and such other duties and functions as shall be assigned to him from time to time by the Board of Directors. During the absence or disability of the Chairman of the Board, or while such office is vacant, the President shall perform all duties and functions, and while so acting shall have all of the powers and authority, of the Chairman of the Board.
     Section 5. Vice Presidents. The Board of Directors may elect or appoint one or more Vice Presidents and may designate one or more Vice Presidents as Senior Vice Presidents or Executive Vice Presidents. Unless the Board of Directors shall otherwise provide by resolution duly adopted by it, or as otherwise provided in these bylaws, such of the Vice Presidents as shall have been designated Executive or Senior Vice Presidents and who are members of the Board of Directors in the order specified by the Board of Directors shall perform the duties and exercise the powers of the President during the absence or disability of the President if the office of the Chairman of the Board is vacant. The Vice Presidents shall perform such other duties as may be delegated to them by the Board of Directors, the Chairman of the Board or the President.
     Section 6. Secretary and Assistant Secretaries. The Secretary shall issue notices of all Directors’ and shareholders’ meeting, and shall attend and keep the minutes of the same; shall have charge of all corporation books, records and papers; shall be custodian of the corporate seal, all stock certificates and written contracts of the corporation; and shall perform all such other duties as are incident to his office. The Secretary shall also perform such duties as are assigned to him from time to time by the Board of Directors. The Assistant Secretary or Assistant Secretaries, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.
     Section 7. Treasurer and Assistant Treasurers. The Treasurer shall perform all the duties incident to the office of treasurer required by the Act and such other duties as from time to time may be delegated to him by the Board of Directors, the President, or a Senior Vice President or Executive Vice President designated as the corporation’s chief financial officer. If required by the Board of Directors, he shall keep in force a bond, in form, amount and with a surety or sureties satisfactory to the Board of Directors, conditioned for faithful performance of the duties of his office, and for restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the corporation. The Assistant Treasurer or Assistant Treasurers, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. If required by the Board of Directors, any Assistant Treasurer also shall keep in force a bond as provided in this Section.
     Section 8. Indemnification of Directors, Officers and Others. Pursuant to the provisions of Article XI of the Articles of Incorporation of the corporation, the corporation shall indemnify any of its Directors and officers and may indemnify any of its employees and agents (in each case including such person’s heirs, executors, administrators and legal representatives) in accordance with the following provisions of this bylaw:
     A. Indemnification of Directors and Officers: Claims by Third Parties. The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify a Director or officer (an “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     B. Indemnification of Directors and Officers: Claims Brought by or in the Right of the Corporation. The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify an Indemnitee who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made under this Section B for a claim, issue, or matter in which the Indemnitee has been found liable to the corporation unless and only to the extent that the Court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the Court considers proper.
     C. Actions Brought by the Indemnitee. Notwithstanding the provisions of Subsections A and B of this Section 8, the corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such

Indemnitee, unless such action, suit, proceeding or claim (or part thereof): (i) was authorized by the Board of Directors of the corporation; or (ii) was brought or made to enforce this Section 8 and the Indemnitee has been successful in such action, suit, proceeding or claim (or part thereof).
     D. Approval of Indemnification. Except as otherwise provided in Subsection G of this Section 8, an indemnification under Subsections A or B of this Section 8, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Subsections A or B of this Section 8, as the case may be, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways: (a) By a majority vote of a quorum of the Board of Directors consisting of Directors who are not parties or threatened to be made parties to the action, suit, or proceeding. (b) If a quorum cannot be obtained in subsection (a), then by majority vote of a committee of Directors who are not parties to the action. The committees shall consist of not less than three (3) disinterested Directors. (c) By independent legal counsel in a written opinion. (d) By the shareholders.
     E. Advancement of Expenses. The corporation may pay or reimburse the reasonable expenses incurred by an Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply: (a) The Indemnitee furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Subsections A and B above. (b) The Indemnitee furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if is ultimately determined that he or she did not meet the standard of conduct. (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under the Act. The undertaking required by subsection (b) must be an unlimited general obligation of the Indemnitee but need not be secured. Determinations of payments under this Section shall be made in the manner specified in Subsection D above.
     F. Partial Indemnification. If an Indemnitee is entitled to indemnification under Subsections A or B of this Section 8 for a portion of expenses, including reasonable attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

     G. Article Provision Eliminating or Limiting Director Liability. To the extent that the Articles of Incorporation of the Corporation include a provision eliminating or limiting the liability of a Director pursuant to Section 209(1)(c) of the Act, the corporation shall indemnify a Director for the expenses and liabilities described in this Subsection G without a determination that the Director has met the standard of conduct set forth in Subsections A and B of this Section 8, but no indemnification may be made except to the extent authorized in Section 564c of the Act if the Director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the Act, or intentionally committed a criminal act. In connection with an action or suit by or in the right of the corporation as described in Subsection B of this Section 8, indemnification under this Subsection G shall be for expenses, including attorneys’ fees, actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the corporation, as described in Subsection A of this Section 8, indemnification under this Subsection G shall be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.
     H. Indemnification of Employees and Agents. Any person who is not covered by the foregoing provisions of this Section 8 and who is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.
     I. Other Rights of Indemnification. The indemnification or advancement of expenses provided under Subsections A through H of this Section 8 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in Subsections A through H of this Section 8 continues as to a person who ceases to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.
     J. Definitions. “Other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the corporation” shall include any service as a Director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the Director, officer, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the corporation or its shareholders” as referred to in Subsections A and B of this Section 8.
     K. Liability Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under the pertinent provisions of the Act.
     L. Enforcement. If a claim under this Section 8 is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the corporation (including its Board of Directors, a committee thereof, independent legal counselor its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     M. Contract with the Corporation. The right to indemnification conferred in this Section 8 shall be deemed to be a contract right between the corporation and each Director or officer who serves in any such capacity at any time while this Section 8 is in effect, and any repeal or modification of this Section 8 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
     N. Application to a Resulting or Surviving Corporation or Constituent Corporation. The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Section 8. The indemnification and other obligations set forth in this Section 8 of the corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the corporation. Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Section 8 for acting as a Director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the corporation.
     O. Severability. Each and every paragraph, sentence, term and provision of this Section 8 shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Section 8 shall be construed in all respects as if the invalid or unenforceable matter had been omitted.
ARTICLE VI
Dividends and Finance
     Section 1. Dividends. Dividends, to be paid out of the surplus earnings of the corporation, or as otherwise permitted in accordance with the provisions of the governing statute, may be declared from time to time by resolution of the Board of Directors; but no dividend shall be paid that will impair the capital of the corporation. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the governing statute or the Articles of Incorporation.
     Section 2. Deposits. The funds of the corporation shall be deposited in such banks or trust companies as the Directors shall designate and shall be withdrawn only upon checks issued and signed in accordance with regulations adopted by the Board of Directors.
     Section 3. Checks. All checks, drafts and orders for the payment of money shall be signed in the name of the corporation in such manner and by such officer or officers or such other person or persons as the Board of Directors shall from time to time designate for that purpose.
ARTICLE VII
Fiscal Year
     Section 1. The fiscal year of this corporation shall end on the last Saturday of April each year. The fiscal year may be changed by the Board of Directors by resolution of the Board of Directors.
ARTICLE VIII
Amendments
     These bylaws may be altered, amended or repealed in whole or in part and new bylaws may be adopted either:
     (a) By the affirmative vote of the holders of record of not less than 67% of the outstanding stock of the Corporation entitled to vote in elections of Directors; or
     (b) By the affirmative vote of a majority of the Board of Directors at any meeting of the Board, or by written consent signed by all members of the Board of Directors; provided, however, no such alteration, amendment or repeal of Article VIII (a) of these bylaws shall be made by the Board of Directors or be effective unless such alteration, amendment or repeal shall be first approved by the affirmative vote of the holders of record of not less than 67% of the outstanding stock of the corporation entitled to vote in elections of Directors.
ARTICLE IX
General Provisions
     Section 1. Distributions in Cash or Property. The Board of Directors may authorize and the corporation may make distributions to its shareholders subject to restriction by the Articles of Incorporation and/or unless otherwise limited by the Articles of Incorporation, these bylaws or the Act.

     Section 2. Reserves. The Board of Directors shall have power and authority to set apart such reserve or reserves, for any proper purpose, as the Board in its discretion shall approve, and the Board shall have the power and authority to abolish any reserve created by the Board.
     Section 3. Voting Securities. Unless otherwise directed by the Board of Directors, the President or in the case of his absence or inability to act, the Chairman of the Board or the Vice Chairman of the Board, or in the case of their absence or inability to act, the Vice Presidents, including Senior or Executive Vice Presidents, in order of their seniority, shall have full power and authority on behalf of the corporation to attend and to act and to vote, or to execute in the name or on behalf of the corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings he or his duly authorized agent or attorney-in-fact shall possess and may exercise on behalf of the corporation any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have possessed and exercised if present. The Board of Directors by resolution from time to time may confer like power upon any other person or persons.
     Section 4. Contracts, Conveyances, Etc. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President, and the Secretary or any Assistant Secretary, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto. The Board of Directors shall have power to designate the officers and agents who shall have authority to execute any instrument in behalf of the corporation.
     Section 5. Corporate Books and Records. The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board of Directors and executive committees, if any. The corporation shall keep at its registered office, or at the office of its transfer agent in or outside the State of Michigan, records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record. Any of the books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall convert into written form without charge any record not in written form, unless otherwise requested by a person entitled to inspect the records.
     Section 6. Seal. The seal of the corporation shall have inscribed thereon the name of the corporation and the words “Corporate Seal” and

“Michigan.” The seal may be used by causing it or a facsimile to be affixed, impressed or reproduced in any other manner.
     Section 7. Electronic Notices and Communications. If a notice is required or permitted by these bylaws to be given in writing, electronic transmission is written notice. “Electronic transmission” or “electronically transmitted” means any form of communication that meets all of the following:
     (a) It does not directly involve the physical transmission of paper.
     (b) It creates a record that may be retained and retrieved by the recipient.
     (c) It may be directly reproduced in paper form by the recipient through an automated process.
If a notice or communication is permitted by these bylaws to be transmitted electronically, the notice or communication is given when electronically transmitted to the person entitled to the notice or communication in a manner authorized by the person.